MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED


                                     NOTICE


NOTICE is hereby given that the Fifteenth Annual Meeting of the Shareholders of MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED (the "Company") will be held at the Tamarind Cove Hotel, St. James, Barbados on Wednesday, May 8, 2002 at 11:00 a.m. for the following purposes:


1. Adoption of minutes of the previous Annual Meeting of Shareholders held on May 9, 2001.

2. To receive and consider the financial statements of the Company for the twelve month period ended December 31, 2001 together with the independent auditors' report thereon.

3.   To elect the Company's directors.

4.   To consider proposed amendments to the Company's By-Law No. 1.

5. To confirm the appointment of Deloitte & Touche as the Company's independent auditors for the year ended December 31, 2002.

6. To conduct any other business that may properly be transacted at an annual meeting.





                        DATED THE 10th DAY OF APRIL, 2002

                              BY ORDER OF THE BOARD

                                  MICHAEL BOYCE

                                 AS SECRETARY OF
                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED



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                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                           Annual Meeting May 8, 2002

                                 PROXY STATEMENT
                                 April 10, 2002


     This proxy statement is furnished by management of Motors Mechanical Reinsurance Company, Limited (the "Company") in connection with the solicitation of proxies for use at the annual meeting of the Company to be held on May 8, 2002 at 11:00 a.m. at the Tamarind Cove Hotel, St. James, Barbados. Please complete and return the attached proxy whether or not you plan to attend the meeting. A proxy may be revoked at any time prior to the meeting in writing or by attendance of the shareholder at the meeting.

     Shareholders of record as of the date of this proxy statement are entitled to notice and to vote at the meeting. As of such date, there were 25,000 participating shares outstanding, held by 448 persons representing 250 series. All of the Company's outstanding common stock is held by Motors Insurance Corporation ("MIC"), which organized the Company. Each share of common stock and each participating share entitles the holder to one vote on matters on which that class of stock is entitled to vote. The amendment to the Company's By-Law No. 1 described in this proxy statement must be approved by the affirmative vote of a majority of the shares of common stock and of the participating shares, present at the meeting by proxy or otherwise.

     This proxy statement is accompanied by notice of the meeting, audited financial statements for the year ended December 31, 2001 and a form of proxy.



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                              ELECTION OF DIRECTORS


     The Company has a board of directors consisting of six members. Five directors, of whom one is a resident of Barbados, are elected by the holder of the common shares and one director is elected by holders of the participating shares. Directors serve without compensation other than reimbursement of actual expenses. They are elected for one year terms.

     Mr. Harvey J. Koning has been nominated to stand for election as director by the holders of participating shares. Other nominations can be made by the holders of at least two series of participating shares by notifying the secretary in writing at least ten days prior to the meeting. The nominee receiving the highest number of votes will be elected.

     In addition, five directors will be elected by the holder of the common stock (MIC). It is anticipated that MIC will choose to re-elect William B. Noll, John J. Dunn, Jr., Peter R.P. Evelyn, Thomas D. Callahan and Robert E. Capstack to serve as directors.

     Information regarding the age and current occupation of persons nominated to be re-elected as directors by the holder of the common stock and the person nominated to be elected as director by the holders of participating shares is set forth below.

                            Position with the Company and Other
      Name          Age     Employment During the Past Five Years
      ----          ---     -------------------------------------

William B. Noll     59      Chairman, CEO, President & Director
                            (President, MIC, 1999; Executive Vice President &
                            Chief Financial Officer, MIC, 1993-1999).

                            Mr. Noll became President & Director in 1995 and became Chairman and CEO in 1996.

Thomas D. Callahan  49      Executive Vice-President and Director
                            (Senior Vice President, MIC, 1998; Vice President,
                            MIC, 1994-1998).

                            Mr. Callahan became Executive Vice-President andn Director in 1999.

John J. Dunn, Jr.   43      Vice-President & Director
                            (Vice President & Treasurer, MIC, 1998; Assistant
                            Treasurer, MIC, 1995-1998; Manager, Coopers
                            & Lybrand L.L.P.

                            Mr. Dunn became Vice-President and Director in
                            1996.


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Robert E. Capstack  61      Vice-President and Director
                            (Section Manager, MIC, 1994; Vice-President,
                            GMAC Securities Corporation, 1999)

                            Mr. Capstack became Vice-President and Director in 1999.

Peter R.P. Evelyn   60      Director
                            (Attorney, 2002; Partner, Evelyn Gittens & Farmer, a Barbados law firm, 1986-2002).

                            Mr. Evelyn became a Director in 1986.

Harvey J. Koning    61      Nominee for Director to be elected by the
                            participating shareholders.  (President, Grand
                            Oldsmobile Center Inc., Grand Rapids, Michigan,
                            1983).



                            AMENDMENT OF BY-LAW NO. 1

     The Company's By-Law No. 1 currently provides that each member of the Company's Board of Directors, including the Director elected by the holders of participating shares (the "Participating Director"), is generally elected to serve for a term of one year. Directors elected by the holder of the Company's outstanding common stock (MIC) are eligible for re-election, but the Participating Director is not. Management believes that it would be beneficial for Participating Directors to be eligible to be re-elected to serve one additional term and for individuals who have previously served as a Participating Director, to be elected again. Accordingly, Management proposes that the second sentence of By-Law No. 1, Section 4.3 be amended to read as follows:

          The duties of such committee shall be limited to the nomination of a person, who may not be an incumbent director serving a second term, to stand for election, or re-election, as a director by the holders of the participating shares at the next annual meeting.


and that By-Law No. 1, Section 4.5 be amended to read as follows:

               Tenure: Unless his tenure is sooner determined, a director shall hold office from the date on which he is elected or appointed until the close of the annual meeting of the shareholders next following or until his successors are elected or appointed, whichever shall last occur, provided that a director elected by holders


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          of the common shares shall be eligible for re-election to serve an unlimited number of terms and a director elected by holders of participating shares shall be eligible for re-election to serve one additional term. Subject to the foregoing, nothing herein shall prevent an individual who is not an incumbent director, but who has previously served as a director elected by holders of participating shares, from being elected to serve as a director.



                        ELECTION OF INDEPENDENT AUDITORS

     The Board of Directors proposes that the shareholders confirm the selection of Deloitte & Touche, Bridgetown, Barbados, as independent auditors to audit the financial statements of the Company for the year ended December 31, 2002. Deloitte & Touche has served as the Company's independent auditors since its inception in 1986. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Shareholders.


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                                    P R O X Y
                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                           PARTICIPATING SHAREHOLDERS

     I/We, ______________________________, a member of the above-named company hereby appoint Ronald W. Jones, Vice President, Finance of the Company, or, failing him Michael R. Boyce, Secretary of the Company, as my/our proxy to vote for me/us on my/our behalf at the shareholders meeting to be held on May 8, 2002 or at any adjournment thereof and in particular to vote for:

     (i) The election of Mr. Harvey J. Koning to serve as a director representing the participating shareholders.

     (ii) The adoption of amendments to the Company's By-Law No. 1 as contained in the Company's Proxy Statement dated April 10, 2002.

     (iii) The confirmation of Deloitte & Touche as the independent auditors of the Company for the current fiscal year.

     (iv) Consideration of any other matters which may properly be brought before the meeting or any adjournment thereof.

                  Dated this ________ day of __________, 2002.

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Signature                                            Print Name

         As a Shareholder in Series # __________
         (for identification purposes, please indicate the series in which you are a shareholder)

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Completed Proxy forms should be returned either by facsimile or overnight mail to the Company's Barbados address as follows:

         Motors Mechanical Reinsurance Company, Limited
         c/o Aon Insurance Managers (Barbados) Ltd.
         One Financial Place, P.O. Box 1304,
         Collymore Rock,
         St. Michael, Barbados, W.I.
         Tel.#: (246) 436-4895   Fax#: (246) 436-9016


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ANY QUESTIONS RELATIVE TO THE CONTENT OR COMPLETION OF THIS PROXY SHOULD BE
DIRECTED TO MR. RONALD W. JONES, VICE PRESIDENT, FINANCE AT THE ABOVE LOCATION
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                                      PROXY
                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                               COMMON SHAREHOLDER

     MOTORS INSURANCE CORPORATION, a member of the above-named company, hereby appoints John J. Dunn, Jr. Director of the Company, or, failing him Robert E. Capstack, Director of the Company, as its proxy to vote for it on its behalf at the shareholders meeting to be held on May 8, 2002 or at any adjournment thereof and in particular to vote for:

(i) The election of the following individuals to serve as directors representing the Common Shareholder: William B. Noll Thomas D. Callahan John J. Dunn Jr. Robert E. Capstack Peter R.P. Evelyn

(ii) The adoption of amendments to the Company's By-Law No. 1 as contained in the Company's Proxy Statement dated April 10, 2002.

(iii) The confirmation of Deloitte & Touche as the independent auditors of the Company for the current fiscal year.

(iv) Consideration of any other matters which may properly be brought before the meeting or any adjournment thereof.


                   Dated this ________ day of __________, 2002


                          MOTORS INSURANCE CORPORATION


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Signature                                            Print Name

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